Exhibit 99.1

4675 MacArthur Court, Suite 800

Newport Beach, California 92660 USA

949.437.1000  fax: 949.724.1397

www.cleanenergyfuels.com

Clean Energy Reports Gallons Delivered Rose 13% During The Fourth Quarter of 2013

NEWPORT BEACH, Calif.—(BUSINESS WIRE)— Clean Energy Fuels Corp. (NASDAQ: CLNE) (Clean Energy or the Company) today announced operating results for the fourth quarter and year ended December 31, 2013.

Gallons delivered (defined below) for the fourth quarter of 2013 totaled 55.5 million gallons, compared to 51.7 million gallons delivered in the same period a year ago. Gallons delivered were up 13% for the fourth quarter of 2013 when excluding 2.5 million gallons delivered in the fourth quarter of 2012 by the Company’s Peruvian joint venture, which was sold in March of 2013. For 2013, gallons delivered totaled 214.4 million gallons, up from 194.9 million gallons for 2012.

Revenue for the fourth quarter ended December 31, 2013 was $85.0 million. Revenue for the fourth quarter ended December 31, 2012 was $99.1 million, which included $22.7 million in construction revenue related to the sale of two large CNG stations to a transit customer that did not reoccur in 2013. For 2013, revenue totaled $352.5 million, which is up from $334.0 million a year ago. Additionally, when comparing periods, note that the Company recognized revenue attributable to the volumetric excise tax credit (VETC) of $7.3 million and $45.4 million in the fourth quarter and year ended December 31, 2013, but did not recognize any revenue attributable to VETC in the fourth quarter and year ended December 31, 2012. The American Taxpayer Relief Act, signed into law on January 2, 2013, reinstated VETC through December 31, 2013 and made it retroactive to January 1, 2012. The Company recognized $20.8 million of VETC revenue in the first quarter of 2013 attributable to 2012 sales of CNG and LNG. The year ended December 31, 2012 also included $40.3 million in construction revenue from the sale of four large CNG stations to a transit customer that did not reoccur in 2013. Also, during the year ended December 31, 2013, the Company sold its subsidiary, BAF Technologies, Inc. (BAF), and recognized a gain of $14.1 million on the transaction.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “2013 will go down as the year the heavy-duty trucking industry began its transition to natural gas in a meaningful way. Over the last year, we made significant strides in building out our fueling infrastructure, establishing relationships with new customers and expanding our relationships with existing customers. We believe this will enable Clean Energy to capture a substantial share of the new and large trucking market, as well as extending our existing market position in the more established natural gas markets of refuse, transit and airports.”

Adjusted EBITDA for the fourth quarter of 2013 was $(1.8) million. This compares with adjusted EBITDA of $(5.7) million in the fourth quarter of 2012. For 2013, adjusted EBITDA was $33.6 million, compared with $(12.3) million for 2012. Adjusted EBITDA is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

Non-GAAP loss per share for the fourth quarter of 2013 was $0.25, compared with a non-GAAP loss per share for the fourth quarter of 2012 of $0.23. For 2013, non-GAAP loss per share was $0.44, compared with $0.75 per share for 2012.  Non-GAAP loss per share is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

On a GAAP basis, net loss for the fourth quarter of 2013 was $32.3 million, or $0.34 per share, and included a non-cash gain of $0.1 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, a non-cash charge of $5.7 million related to stock-based compensation, foreign currency losses of $0.2 million on the Company’s purchase notes issued in September 2010 in connection with the Company’s acquisition of IMW Industries, Ltd. (IMW), a $1.4 million write down of the value of the remaining shares the Company expects to receive from Westport Innovations, Inc. (Westport Holdback Shares) from the sale of BAF (WPRT Holdback Shares Write-Down), and $1.3 million in additional lease exit charges related to the move of the Company’s headquarters (HQ Lease Exit). This compares with a net loss for the fourth quarter of 2012 of $41.7 million, or $0.46 per share, which included a non-cash gain of $2.3 million related to marking to market the Series I warrants, $5.6 million of non-cash stock-based compensation charges, foreign currency losses of $0.1 million on the IMW purchase notes, a one-time charge of $14.5 million related to the impairment of the Company’s investment in The Vehicle Production Group LLC (VPG, and such impairment, VPG Investment Impairment), a one-time charge of $0.6 million related to a settlement with the California Air Resource Board (CARB) related to certain vehicles (CARB Settlement), and a one-time charge of $2.1 million related to the settlement with the Internal Revenue Service (IRS) on certain VETC revenues (IRS Settlement).

Net loss for 2013, which included a non-cash gain of $0.9 million related to the valuation of the Series I warrants, non-cash stock-based compensation charges of $23.0 million, foreign currency losses of $0.5 million on the IMW purchase notes, a $1.4 million write down related to the WPRT Holdback Shares Write-Down, and $1.3 million related to the HQ Lease Exit, was $67.0 million, or $0.71 per share. This compares with a net loss for 2012 of $101.3 million, or $1.16 per share, which included a non-cash gain for the Series I warrants of $3.4 million, non-cash stock-based compensation charges of $22.1 million, foreign currency gains of $0.6 million on the IMW purchase notes, a one-time charge of $14.5 million related to the VPG Investment Impairment, a one-time charge of $0.6 million related to the CARB Settlement, and a one-time charge of $2.1 million related to the IRS Settlement.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) as an indicator of operating performance or any other GAAP measure. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. These limitations are compensated for by management by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributed to Clean Energy Fuels Corp., plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus or minus the foreign currency losses or gains on the Company’s IMW purchase notes, plus the VPG Investment Impairment in the fourth quarter of 2012, plus the CARB Settlement in the fourth quarter of 2012, plus the IRS Settlement in the fourth quarter of 2012, plus the WPRT Holdback Shares Write-Down in the fourth quarter of 2013, and plus the HQ Lease Exit recorded in the fourth quarter of 2013, the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside management’s control, and it enables investors to compare the Company’s performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the IMW purchase notes provides useful information to investors as the amounts are based on market conditions outside of management’s control and the amounts relate to financing the acquisition of the business as opposed to the core operations of the Company. The Company’s management believes that excluding the VPG Investment Impairment, the CARB Settlement, the IRS Settlement, the WPRT Holdback Shares Write-Down, and the HQ Lease Exit amounts is useful to investors because they are not part of the core operations of the Company.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in 000s, except per-share amounts)	2012	2013	2012	2013
Net Loss Attributable to Clean Energy Fuels Corp.	$(41,735)	$(32,318)	$(101,255)	$(66,968)
Stock Based Compensation, Net of Tax Benefits	5,595	5,661	22,087	23,008
Mark-to-Market Gain on Series I Warrants	(2,306)	(77)	(3,391)	(938)
Foreign Currency (Gain) Loss on IMW Purchase Notes	130	235	(561)	526
VPG Investment Impairment	14,544	—	14,544	—
CARB Settlement	550	—	550	—
IRS Settlement	2,057	—	2,057	—
WPRT Holdback Shares Write-Down	—	1,383	—	1,383
HQ Lease Exit	—	1,314	—	1,314
Adjusted Net Loss	$(21,165)	$(23,802)	$(65,969)	$(41,675)
Diluted Weighted Average Common Shares Outstanding	90,474,665	93,360,940	87,455,073	93,958,758
Non-GAAP Loss Per Share	$(0.23)	$(0.25)	$(0.75)	$(0.44)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus the foreign currency losses or gains on the Company’s IMW purchase notes, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus the VPG Investment Impairment, plus the CARB Settlement, plus the IRS Settlement, plus the WPRT Holdback Shares Write-Down, and plus the HQ Lease Exit. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for Non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in 000s)	2012	2013	2012	2013
Net Loss Attributable to Clean Energy Fuels Corp.	$(41,735)	$(32,318)	$(101,255)	$(66,968)
Income Tax Expense	599	1,059	1,294	3,715
Interest Expense, Net	4,732	10,516	16,069	29,287
Depreciation and Amortization	10,163	10,459	36,261	42,318
Foreign Currency (Gain) Loss on IMW Purchase Notes	130	235	(561)	526
Stock Based Compensation, Net of Tax Benefits	5,595	5,661	22,087	23,008
Mark-to-Market Gain on Series I Warrants	(2,306)	(77)	(3,391)	(938)
VPG Investment Impairment	14,544	—	14,544	—
CARB Settlement	550	—	550	—
IRS Settlement	2,057	—	2,057	—
WPRT Holdback Shares Write-Down	—	1,383	—	1,383
HQ Lease Exit	—	1,314	—	1,314
Adjusted EBITDA	$(5,671)	$(1,768)	$(12,345)	$33,645

Gallons Delivered

The Company defines “gallons delivered” as its compressed natural gas (CNG), liquefied natural gas (LNG), renewable natural gas (RNG) and the gallons in connection with providing operations and maintenance services delivered to its customers during the period.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).  Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S., and international callers can dial 1.201.689.8471.  A telephone replay will be available approximately two hours after the call concludes, through Thursday, March 27, 2014, which can be reached by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay Pin Number 13575722.  There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. (Nasdaq: CLNE) is the largest provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG fueling stations; manufacture CNG and LNG equipment and technologies for ourselves and other companies; develop RNG production facilities; and deliver more CNG, LNG, and Redeem RNG fuel than any other company in the U.S. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the transition of the heavy-duty trucking industry to natural gas, the build-out of the Company’s fueling infrastructure, the Company establishing relationships with new customers and expanding relationships with existing customers, and future growth and sales opportunities in all of the Company’s markets, which include trucking, refuse, airport, taxi and transit.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the Company’s failure to recognize the anticipated benefits of building CNG and LNG stations in its America’s Natural Gas Highway initiative, the availability and deployment of, as well as the demand for, natural gas engines that are well-suited for the U.S. long-haul, heavy-duty truck market, future availability of equity or debt financing needed to fund the growth of the Company’s business, the Company’s ability to efficiently manage its growth and retain and hire key personnel, the acceptance of natural gas vehicles in the Company’s markets, the availability of natural gas vehicles, relaxation or waiver of fuel emission standards, the Company’s ability to capture a substantial share of the anticipated growth in the market for natural gas fuel and otherwise compete successfully, the Company’s failure to manage risks and uncertainties related to its international operations, construction and permitting delays at station construction projects, the Company’s ability to integrate acquisitions, the availability of tax and related government incentives for natural gas fueling and vehicles, compliance with governmental regulations, the Company’s ability to source and supply sufficient LNG to meet the needs of its business, the Company’s ability to effectively manage its current LNG plants and the construction of new LNG plants, and the Company’s ability to manage and grow its RNG business. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-K, filed on February 27, 2014 with the SEC (www.sec.gov), contains risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer

Director of Investor Communications

949.437.1403

News Media Contact:

Gary Foster

Senior Vice President, Corporate Communications

949.437.1113

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	December 31, 2012	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$108,522	$240,033
Restricted cash	8,445	8,403
Short-term investments	38,175	138,240
Accounts receivable, net of allowance for doubtful accounts of $905 and $832 as of December 31, 2012 and December 31, 2013, respectively	57,594	53,473
Other receivables	17,808	26,285
Inventory, net	38,152	33,822
Prepaid expenses and other current assets	16,002	20,840
Total current assets	284,698	521,096
Land, property and equipment, net	428,177	487,854
Restricted cash	13,208	—
Notes receivable and other long-term assets	71,389	73,697
Investments in other entities	2,581	—
Goodwill	75,865	88,548
Intangible assets, net	99,282	79,770
Total assets	$975,200	$1,250,965
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$30,389	$23,401
Accounts payable	39,216	33,541
Accrued liabilities	30,794	46,745
Deferred revenue	13,521	16,419
Total current liabilities	113,920	120,106
Long-term debt and capital lease obligations, less current portion	300,636	532,017
Long-term debt, related party	—	65,000
Other long-term liabilities	14,014	15,304
Total liabilities	428,570	732,427
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 149,000,000 shares; issued and outstanding 87,634,478 shares and 89,364,397 shares at December 31, 2012 and December 31, 2013, respectively	9	9
Additional paid-in capital	837,367	883,045
Accumulated deficit	(300,814)	(367,782)
Accumulated other comprehensive income (loss)	6,151	(700)
Total Clean Energy Fuels Corp. stockholders’ equity	542,713	514,572
Noncontrolling interest in subsidiary	3,917	3,966
Total stockholders’ equity	546,630	518,538
Total liabilities and stockholders’ equity	$975,200	$1,250,965

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Statements of Operations

For the Three Months Periods and Years Ended December 31, 2012 and 2013

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013
Revenue:
Product revenues	$87,576	$73,566	$293,777	$310,813
Service revenues	11,497	11,429	40,231	41,662
Total revenues	99,073	84,995	334,008	352,475
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	73,486	55,913	236,471	213,593
Service cost of sales	4,551	1,360	17,213	11,169
Derivative gains:
Series I warrant valuation	(2,306)	(77)	(3,391)	(938)
Selling, general and administrative	34,653	36,450	117,976	138,024
Depreciation and amortization	10,163	10,459	36,261	42,318
Total operating expenses	120,547	104,105	404,530	404,166
Operating loss	(21,474)	(19,110)	(70,522)	(51,691)
Interest expense, net	(4,732)	(10,516)	(16,069)	(29,287)
Other income (expense), net	(342)	(213)	1,236	(970)
Impairment of cost method investment	(14,544)	—	(14,544)	—
Income (loss) from equity method investment	16	—	331	(76)
Gain from sale of equity method investment	—	—	—	4,705
Gain from sale of subsidiary	—	(1,383)	—	14,115
Loss before income taxes	(41,076)	(31,222)	(99,568)	(63,204)
Income tax expense	(599)	(1,059)	(1,294)	(3,715)
Net loss	(41,675)	(32,281)	(100,862)	(66,919)
Income of noncontrolling interest	(60)	(37)	(393)	(49)
Net loss attributable to Clean Energy Fuels Corp.	$(41,735)	$(32,318)	$(101,255)	$(66,968)
Loss per share attributable to Clean Energy Fuels Corp.:
Basic	$(0.46)	$(0.34)	$(1.16)	$(0.71)
Diluted	$(0.46)	$(0.34)	$(1.16)	$(0.71)
Weighted-average common shares outstanding:
Basic	90,474,665	94,360,940	87,455,073	93,958,758
Diluted	90,474,665	94,360,940	87,455,073	93,958,758

Included in net loss are the following amounts (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013
Construction Revenues	$31.3	$6.9	$84.8	$27.1
Construction Cost of Sales	(29.4)	(5.8)	(78.9)	(22.4)
Fuel Tax Credits	(2.1)	7.3	(2.1)	45.4
Stock-based Compensation Expense, Net of Tax Benefits	(5.6)	(5.7)	(22.1)	(23.0)